UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2006

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 SIGNATURE

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Director Compensation

On September 6, 2006, the Board of Directors (the “Board”) of Salem Communications Corporation (the “Company”) authorized an annual retainer and fees payable to the following designated members of the Board:  David Davenport, Eric H. Halvorson, Roland S. Hinz, Paul Pressler, Richard A. Riddle and Dennis M. Weinberg (“Designated Directors”).  The Compensation Committee of the Board recommended this compensation to the Board after a review of director compensation at comparable corporations made by the Company’s management.

The cash compensation payable to the Designated Directors shall be effective as of the quarter beginning on October 1, 2006 as follows:

COMPENSATION	AMOUNT	PAYABLE TO	PAYABLE
Annual Retainer	$25,000	Designated Directors	Quarterly
Attendance Fee (Full Company Board)	$2,500	Designated Directors	Per Regularly Scheduled Company Board Meeting
Attendance Fee (Board Committee)	$1,000	Designated Director Committee Members	Per Regularly Scheduled Committee Meeting
Chairperson Fee (Audit and Compensation Committees)	$1,500	Chairperson of Audit and Compensation Committees	Per Regularly Scheduled Committee Meeting
Chairperson Fee (Nominating and Corporate Governance Committee)	$1,000	Chairperson of Nominating and Corporate Governance Committee	Per Regularly Scheduled Committee Meeting

Designated Directors who are also chairmen of the Company’s Board committees shall receive the applicable chairperson fee in addition to a committee attendance fee for each regularly scheduled Board committee meeting.  Designated Directors shall also receive reimbursement for all reasonable out-of-pocket expenses in connection with travel to and attendance at regularly scheduled Board and Board committee meetings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: September 12, 2006	By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance